                                 LYDALL, INC.                       Exhibit 11.1


        Schedule of Computation of Weighted Average Shares Outstanding


                                Three Months    Nine Months
                                    Ended          Ended
                               September 30,   September 30,
                               --------------  --------------
                                1997    1996    1997    1996
                               ------  ------  ------  ------
                                (Unaudited)     (Unaudited)

 Primary
 -------

 Weighted average number
   of common shares            16,662  17,097  16,799  17,155

 Additional shares assuming
   conversion of stock
   options and warrants           611     952     656     992
                               ------  ------  ------  ------

 Weighted average common
   shares and equivalents
   outstanding                 17,273  18,049  17,455  18,147
                               ======  ======  ======  ======

 Fully Diluted
 -------------

 Weighted average number
   of common shares            16,662  17,097  16,799  17,155

 Additional shares assuming
   conversion of stock
   options and warrants           611     973     673   1,011
                               ------  ------  ------  ------

 Weighted average common
   shares and equivalents
   outstanding                 17,273  18,070  17,472  18,166
                               ======  ======  ======  ======